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                            McDermott, Will & Emery
                                75 State Street
                          Boston, Massachusetts 02109
                            Telephone 617\345-5000
                            Facsimile 617\345-5077

                                                                     Exhibit 5.1



                                April 30, 1998



Nexar Technologies, Inc.
257 Turnpike Road
Southborough, Massachusetts  01772

Gentlemen:

     This opinion is delivered to you in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed on or about May 1, 1998, by Nexar Technologies, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 5,460,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") of the Company. Terms not otherwise defined herein shall be deemed to have the meaning ascribed such term in the Registration Statement.

     In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock issuable upon conversion of the Series B Preferred Stock will be legally issued, fully paid and non-assessable, and the shares of Common Stock issuable upon exercise of the Warrants will be, upon payment of the full consideration therefor, legally issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                    Very truly yours,

                    McDermott, Will & Emery